As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

American Bitcoin Corp.
(Exact name of Registrant as specified in its charter)
Delaware	83-2242651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Bitcoin Corp. 1101 Brickell Avenue, Suite 1500 Miami, Florida 33131 (305) 224 6427 (Address of Principal Executive Offices) (Zip Code)

Amended and Restated American Bitcoin Corp. 2025 Omnibus Incentive Plan
(Full title of the plan)

Michael Ho Chief Executive Officer and Director American Bitcoin Corp. 1101 Brickell Avenue, Suite 1500 Miami, Florida 33131 (Name and address of agent for service) (305) 224-6427
(Telephone number, including area code, of agent for service)
________________________________
Copies to
Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Aliza Rana General Counsel American Bitcoin Corp. 1101 Brickell Avenue, Suite 1500 Miami, FL 33131 (305) 224 6427

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by American Bitcoin Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025;
(b)
the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the Commission on May 15, 2025, August 14, 2025, and November 14, 2025, respectively;
(c)
the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 21, 2025;
(d)
the description of the Registrant’s Class A common stock contained in Exhibit 99.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2025, and any amendment or report filed for the purpose of updating such description; and
(e)
the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 10, 2025, January 13, 2025, January 27, 2025, January 31, 2025, February 26, 2025, March 3, 2025, March 11, 2025, March 11, 2025, March 14, 2025, April 21, 2025, May 6, 2025, May 12, 2025, May 27, 2025, June 5, 2025, June 10, 2025, June 13, 2025, July 3, 2025, August 29, 2025, September 2, 2025, September 3, 2025, September 3, 2025, September 25, 2025, and November 4, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

See the description of the Registrant’s Class C common stock contained in Exhibit 99.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2025.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as legal counsel.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation provides that the Registrant’s directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent that the limitation of such liabilities is permitted under the DGCL as in effect at the time such liability is determined.

Further, all of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such director or executive officer, as applicable, to the extent permissible under applicable law, and the payment of expenses, including counsel fees reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding in which such individual may be involved by reason of such individual being or having been a director or officer of the Registrant. The form of Indemnification Agreement was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on September 3, 2025.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description
4.1

Second Amended and Restated Certificate of Incorporation of Gryphon Digital Mining, Inc., dated September 2, 2025, set forth in the Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2025.

4.2

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Gryphon Digital Mining, Inc. (Name Change Amendment), dated September 3, 2025, set forth in the Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2025.

4.3	Amended and Restated Bylaws of American Bitcoin Corp., dated September 3, 2025, set forth in the Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2025.

4.4*	Amended and Restated American Bitcoin Corp. 2025 Omnibus Incentive Plan.
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of RBSM LLP.

23.2*	Consent of LJ Soldinger Associates, LLC.

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

__________________

* Filed herewith.

Item 9. Undertakings.
(a)
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table, as applicable, in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 6, 2026.

AMERICAN BITCOIN CORP.

By: /s/ Michael Ho
Name: Michael Ho
Title:  Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Asher Genoot, Michael Ho and Matt Prusak and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2026.

Signature	Title
/s/ Asher Genoot	Executive Chairman and Director
Asher Genoot
/s/ Matt Prusak	President and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Matt Prusak
/s/ Michael Ho	Chief Executive Officer and Director (Principal Executive Officer)
Michael Ho
/s/ Richard Busch	Director
Richard Busch
/s/ Michael Broukhim	Director
Michael Broukhim
/s/ Justin Mateen	Director
Justin Mateen